Exhibit 10.5
AMENDMENT NUMBER FOUR TO THE
METLIFE AUXILIARY PENSION PLAN
(As amended and restated effective January 1, 2008)
          The MetLife Auxiliary Pension Plan is hereby amended, effective January 1, 2010, as follows:
1. Part I Article 2, Section 2.2. is hereby deleted in its entirety. All references to Section 2.2 shall be changed to the past tense and the word “former” shall be inserted before the words “Section 2.2” where referenced in all other Sections and subsections of Part I of the Plan. As of January 1, 2010, no additional Participants can qualify under Section 2.2 of the Plan.
2. Part I, Article 4, Section 4.1 shall have a new subsection (e) added to read as follows:
“(e) PRA/PLS Benefit. “PRA/PLS Benefit” means a benefit that is either a Personal Retirement Account benefit or a Performance Pension Account benefit under the Retirement Plan. Likewise, any benefit referred to as a “non PRA/PLS Benefit” or “not a PRA/PLS Benefit” refers to benefits under the Retirement Plan that are not PRA/PLS Benefits.”
3. Part I, Article 4, Section 4.6, the first paragraph of the Section is hereby amended to read as follows:
“4.6 Only for an individual who was eligible under former Section 2.2 as of December 31, 2009, Final Average Compensation used to determine the largest amount that would have been payable under Article 4.2(a) above, will be based on the following rules, notwithstanding the actual provisions of the Retirement Plan.”
4. Part I, Article 4, Section 4.6 is hereby amended by adding a new subsection (c) immediately after (b) and before the final paragraph:
“(c) For eligible Participants who are not Commissioned Employees and who separate from service on or after January 1, 2010 the following provisions apply in lieu of (a) and (b) above:
(i)	Final Average Compensation will be calculated at separation from service in the same manner that Final Average Compensation is calculated under the Retirement Plan (hereinafter “Calculation #1”).

(ii)	Participants who have a vested accrued benefit under the Plan on December 31, 2009 will also have Final Average Compensation calculated under the provisions of subsections (a) and (b) above both as of December 31, 2009 (hereinafter “Calculation #2”) and at the time of separation from service (hereinafter “Calculation #3”).
All Participants will have Calculation #1 used to determine their Final Average Compensation. Participants who have a vested accrued benefit under the Plan on December 31, 2009 will not have Calculation #1 apply when Calculation #1 produces a lower accrued benefit than the accrued benefit on December 31, 2009 produced by using Calculation #2. In such case, the Participant’s accrued benefit will be the lesser of the accrued benefit determined as of December 31, 2009 using the Final Average Compensation under

Calculation #2 as of December 31, 2009 or the accrued benefit using the Final Average Compensation under Calculation #3 at separation from service.”
5. Part I, Article 4A, Section 4A.6 is hereby amended to read as follows:
“4A.6 Valuation.
The actuarial, interest and any other assumptions or factors needed to calculate the value of an Alternative Benefit shall be determined and applied in the sole discretion of the Plan Administrator. In making such determinations the Plan Administrator shall take under advisement the terms of the Plan’s Election and Distribution Procedures as they existed at the time a Participant who has elected an Alternative Benefit separates from service.”
6. Part I, Article 4A, Section 4A.7 is hereby amended to read as follows:
     “4A.7. Interest on Deferred Installments
Benefit Eligible Participants who elect deferred installment payments under the terms of this Article 4A, shall receive interest from the date they separate from service to the date that the installment payments commence. Interest will be calculated based on the entire amount that the Participant has elected to receive as deferred installments under Article 4A. Interest will be credited using the SIP Rate in effect on the Participant’s separation date and will be compounded annually from the date of separation from service to the date payments commence. The interest accrued prior to payment commencement will be added to the accrued Plan benefit to produce a total benefit amount. This total benefit amount will be credited with the SIP Rate for the duration of the payment(s) and divided by the number of installment payments due under the Participant’s election to produce uniform payments under the Plan. This interest will be part of the Participant’s 409A Benefit and will be paid in accordance with 409A.”
          IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted in its name and behalf this 16th day of December, 2009, by its officer thereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY
By:	/s/ Margery Brittain
Margery Brittain, Plan Administrator

ATTEST:

/s/ Bonita Haskins

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